FS Credit Opportunities Corp. 8-K

Exhibit 99.3

FS Credit Opportunities Corp. listing overview

Summary

FS Credit Opportunities Corp. (the “Fund” or “FSCO”) intends to list its shares on the New York Stock Exchange (NYSE) on November 14 through a direct listing, subject to market conditions. The Fund will rank as one of the largest credit-focused closed-end funds by asset size in the market with an attractive dividend yield, strong track record and differentiated strategy investing in public and private credit. There can be no assurance that the Fund will be able to complete the listing within the expected timeframe, or at all.

Overview

Ticker	• NYSE: FSCO
Expected listing	• November 14, subject to market conditions.
Post-listing liquidity

•    Shareholders and the Fund’s board of directors (the “Board”) approved a proposal for the Fund to implement a phased approach to the listing. Shares will be available for trading based on the following schedule:

‒ At listing: up to 1/3 of shares held by all shareholders will be available for trading

‒ 90 days post-listing: an additional 1/3 of shares held by all shareholders will be available for trading

‒ 180 days post-listing: the remaining 1/3 of shares held by all shareholders will be available for trading

•    Accounts with balances of $15,000 or less prior to the listing will have all shares available for trading at listing. Please see further details below (Question 2).

Dividends

•    Pre-listing: To help ensure the Fund is operationally prepared for the listing, the Board approved accelerating the payment of the monthly dividend for October and the suspension of the dividend reinvestment plan (DRP) effective on or about October 3. As a result, the full October monthly dividend was paid in cash on October 20 to shareholders of record as of October 18.

•    We expect the Fund to increase the dividend shortly after the listing to target an annualized dividend rate of 9.0% based on the Fund’s net asset value (NAV) as of October 31, 2022, subject to market conditions and board approval.[1]

•    Post-listing: The Board adopted an amended and restated dividend reinvestment plan (A&R DRP), which will become effective upon the listing

•    The A&R DRP will be suspended at listing for 180 days, however, we expect the Fund to reinstate the A&R DRP 181 days following the listing

•    Therefore, monthly dividends will be paid in cash during the three phases of the listing

Client accounts

•    Client accounts will reflect FSCO’s public market price at listing

•    To account for the three phases of the listing, a shareholder’s shares will be split evenly across three separate accounts at the transfer agent with each account holding 1/3 of a shareholder’s total shares at listing

‒ Once each phase of the listing is complete, all shares will be automatically moved to a single account

‒ There is no action financial advisors or shareholders need to take to complete these transactions

Account freeze

•    An account maintenance freeze went into effect on October 17

•    Subject to broker dealer and clearing firm policies and procedures, shareholders may be able to re-register accounts or change custodians for shares held with SS&C Technologies, Inc (transfer agent) during the phased liquidity.

1 The actual dividend yield at listing may be higher or lower based on the then current NAV. The payment of future distributions on FSCO’s common shares is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

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FS Credit Opportunities Corp. listing overview

Listing considerations

1.	Why list FSCO’s shares on the NYSE?
•	In addition to providing shareholders with enhanced liquidity of their shares, we believe the Fund and portfolio will be competitively positioned in the public markets.
‒	Fully scaled credit platform: As of June 30, 2022, the Fund managed $2.1 billion in assets, ranking as one of the largest public credit-focused closed-end funds by asset size. The portfolio management team, led by Andrew Beckman and Nick Heilbut, leverages the full resources, infrastructure, and expertise of FS Investments, a $35 billion alternative asset manager.
‒	Strong track record: The Fund has returned 4.33% per year since Andrew Beckman and the FS Investments Liquid Credit & Special Situations team assumed all portfolio management responsibilities in January 2018 through October 31, 2022. Over that time, the Fund outperformed high yield bonds by over 230 basis points per year and loans by approximately 130 basis points per year.[2]
‒	Competitive dividend: Subject to market conditions and board approval, we expect the Fund to increase the dividend shortly after the listing to support an annualized dividend rate of 9.0% based on the Fund’s net asset value as of October 31, 2022.[3]
‒	Diversified credit strategy: FSCO invests in non-traditional areas of the public and private credit markets where a yield or return premium may exist due to complexity, illiquidity or a result of corporate events. Especially in today’s challenging environment for traditional fixed income, we believe having a flexible strategy to invest across private and public credit markets is critical to generating differentiated returns and managing risk.
▪	Diversified portfolio:[4]

$2.1 billion in total assets	85 portfolio companies
81% senior secured debt[5]	$21 million average size by issuer
64% floating rate assets[6]	Low average duration: 1.25 years[7]

2.	When will FSCO’s shares be available for trading?
•	Shareholders and the Fund’s Board approved a proposal for the Fund to implement a phased approach to the listing. Shares will be available for trading based on the following schedule:
‒	At listing: up to 1/3 of shares held by all shareholders will be available for trading
‒	90 days post-listing: an additional 1/3 of shares held by all shareholders will be available for trading
‒	180 days post-listing: the remaining 1/3 of shares held by all shareholders will be available for trading
•	Accounts with a balance of $15,000 or less will have all shares available for trading at listing. The net asset value per share used to determine which accounts meet this threshold was based on the Fund’s NAV per share of $6.48 as of October 31, 2022.
•	The $15,000 threshold was determined based on the Fund’s small balance tender offers through which the Fund repurchased shares from accounts that participated in the regular quarterly tender and held less than $5,000 in shares following the completion of the tender offer. Since there are three phases to the listing, setting the threshold at $15,000 ensures that no account will hold less than $5,000 in shares at any point during the phased listing process.

3.	What is the purpose of the phased approach for the listing?
•	The phased approach is intended to help ease the anticipated downward pressure on the market price of the Fund’s shares in the period shortly following the listing.

2 Bonds are represented by the ICE BofAML U.S. High Yield Bond Index. Loans are represented by the Credit Suisse Leveraged Loan Index.

3 The actual dividend yield at listing may be higher or lower based on the then current NAV. The payment of future distributions on FSCO’s common shares is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

4 Based on fair value as of June 30, 2022.

5 Senior secured debt includes first lien loans, second lien loans and senior secured bonds.

6 Includes floating rate assets on a look-through basis within the FSCO’s Asset Based Finance investments.

7 As of June 30, 2022. Includes all debt investments. Duration measures the sensitivity of a fixed income investment’s price to changes in interest rates and is measured in years. A duration of 1.25 years suggests that a 1% rise in interest rates would equate to a 1.25% decline in FSCO’s NAV and vice versa as rates fall.

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•	While we believe there are compelling reasons for shareholders to continue holding their shares after a listing, we understand that some investors may prefer to have full liquidity of their shares in the period immediately following the listing.
•	When studying prior direct listings, we recognize that there has been a tendency for shareholders to sell their shares in the period immediately after the listing, often regardless of underlying fund performance or the level of income paid by the fund. In some cases, the volume of shares sold significantly outweighed demand for the shares, resulting in downward pressure on stock prices.
•	Therefore, the phased approach is intended to ease the anticipated downward pressure on FSCO’s share price in the period immediately following the listing since FSCO’s public share price may be more influenced by an imbalance in supply (existing shareholders seeking to sell their shares) and demand (existing and new investors seeking to buy shares) than the Fund’s fundamental performance.

4.	What considerations should shareholders take into account at listing?
•	The difference between a direct listing and initial public offering: The Fund’s shares will commence trading through a direct listing of its shares on the NYSE – not an initial public offering, or IPO.
‒	This is an important distinction because in an IPO, a company issues new shares and raises new capital in the public markets at a pre-determined offering price.
‒	This compares to a direct listing like FSCO’s, where no new shares will be sold in the market and the stock price will not be determined prior to the listing.
‒	Rather, FSCO’s public share price will be determined based on supply from current shareholders seeking to sell their shares and demand from existing and new investors looking to purchase shares of the Fund’s common stock.
‒	If supply significantly outweighs demand at listing, meaning there are more sellers than buyers, FSCO’s share price may fall and trade at a discount to the Fund’s net asset value. If supply and demand is more balanced, however, FSCO share’s price may trade closer to its net asset value.

	FSCO’s direct listing	Initial public offering (IPO)
Initial trading price	Market-driven (supply & demand)	Set price prior to listing
New shares issued	No	Yes
New capital raised by company	No	Yes
Road shows with new potential investors	Yes	Yes

•	FSCO’s NAV vs. public share price: If there is a high volume of selling in the period immediately following a listing, the Fund’s share price may not reflect its strong fundamentals, including the highlighted datapoints below.
‒	The Fund’s net asset value per share was $6.48 as of October 31, 2022.
‒	FSCO has fully covered its dividends through net investment income since Andrew Beckman and the FS Investments Liquid Credit & Special Situations Team took over full management of the Fund in January 2018.
‒	Senior secured debt represented 81% of the portfolio as of June 30, 2022, which we believe helps reduce the risk of loss compared to subordinated debt and equity investments.
•	FSCO highly competitive vs. public closed-end fund peers
‒	Significant scale: As of June 30, 2022, the Fund managed $2.1 billion in assets, ranking as one of the largest public credit-focused closed-end funds by asset size.
‒	Attractive dividend: Subject to market conditions and board approval, we expect the Fund to increase the dividend shortly after the listing to support an annualized target dividend rate of 9.0% based on the Fund’s net asset value as of October 31, 2022, subject to market conditions and board approval.[7]

7 The actual dividend yield at listing may be higher or lower based on the then current NAV. The payment of future distributions on FSCO’s common shares is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

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5.	How will FSCO’s initial trading price be determined on the day of listing?
•	A third-party market specialist at the NYSE will be responsible for creating an orderly market for the Fund’s common shares by aggregating buy and sell orders.
•	Since this will be the first time that the Fund’s shares will trade in the public markets, it may take a few hours for the specialist to build the book and create an orderly market.
•	Therefore, the Fund will likely not commence trading immediately at the market open at 9:30AM ET on the day of listing. In addition, there is typically a lag before prices are reported on third-party websites.
•	Once the market specialist believes it has received sufficient indications of interest to create an orderly market for FSCO’s shares, the Fund will commence trading on the NYSE.

6.	Will the Fund or its affiliates provide support for the Fund’s stock in the secondary market?
•	Following the listing, certain directors and officers of FSCO and its affiliates expect to make commitments to an investment fund that is currently intended to be established to invest from time to time in shares of FSCO.
•	The investment fund would be managed by a third party and the FSCO-related investors would not exercise investment or voting control over the investment fund. As a result, FSCO does not expect to implement the previously disclosed open-market share repurchase program under Rule 10b5-1 under the Securities Exchange Act of 1934.

Account maintenance & reporting

7.	Will there be an account freeze prior to the listing?
•	An account maintenance freeze went into effect on October 17
•	Subject to broker dealer and clearing firm policies and procedures, shareholders may be able to re-register accounts or change custodians for shares held with SS&C Technologies, Inc (transfer agent) during the phased liquidity.

8.	How can I sell my shares?
•	For shares held with a custodian such as Ameriprise, Cetera, Charles Schwab, LPL, Pershing, NFS, TD Ameritrade or Wells Fargo Clearing, there is no action you need to take prior to the listing. Your FSCO shares will be available for trading after each phase of the listing. You may also continue to hold your shares in your brokerage account or transfer the shares to a fee-based account, where applicable, upon the completion of each phase of the listing.
•	For accounts where FSCO shares are not currently held by a custodian, your shares are likely held by SS&C Technologies, the Fund’s transfer agent (formerly known as DST Systems). There is no action required unless you would like to buy or sell shares after the completion of each phase of the listing. You can buy or sell shares through two ways:

‒	First, you can work with a financial advisor to open a new brokerage account or transfer your shares to an existing brokerage account once the Fund’s shares are listed. Contact your financial institution to discuss their preferred process for transferring shares. In most cases, the brokerage firm may require the submission of their proprietary transfer form along with a Direct Registration Transaction Advice, or DRTA. The Fund will mail your DRTA approximately one week prior to the listing.
▪	Moving shares typically takes 2-3 business days, depending on the brokerage firm’s policies and procedures. Please note that you will receive a DRTA for each phase of the listing in order to transfer your shares to your brokerage account. Again, there is no action you need to take unless you wish to buy additional shares or sell your shares at listing.
‒	If you do not wish to transfer your shares to a brokerage account, the second option is to sell your shares through the Direct Liquidation Program through the Fund’s transfer agent. You will need to complete the Fund’s liquidation form which will be available on our website at www.fsinvestments.com or www.fsproxy.com.

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9.	What will happen to my shares during the phased listing process?
•	To account for the three phases of the listing, your shares will be split evenly across three separate accounts at the transfer agent, which we will refer to as Account 1, Account 2 and Account 3 below. Once listed, client accounts will reflect the public market price of FSCO’s common stock across all three accounts.
‒	Shares in Account 1 will be free to trade at listing and eligible to be moved to a brokerage account while shares in Accounts 2 & 3 will not be available for trading.
‒	90 days following the listing, an additional 1/3 of shares will be available for trading through Account 1 and eligible to be moved to a brokerage account. The remaining 1/3 of shares in Account 3 will not be available for trading.
‒	Then, 180 days following the listing, the final 1/3 of shares held in Account 3 will be available for trading through Account 1 and will be eligible to be moved to a brokerage account.
‒	For registered stockholders, the transfer agent will continue to issue quarterly statements until shares are moved to a brokerage account.

Please note there is no action financial advisors or shareholders need to take for these transactions to occur. FS Investments will work closely with the Fund’s transfer agent, broker dealers and custodians to complete these transactions.

Dividends

10.	Will FSCO continue to pay monthly dividends?
•	Upon listing, we expect the Fund will continue to pay monthly dividends.
•	Subject to market conditions and board approval, we expect the Fund to increase the dividend shortly after the listing to support an annualized target dividend rate of 9.0% based on the Fund’s net asset value as of October 31, 2022.[8]
•	To help ensure the Fund is operationally prepared for the listing, the Board approved accelerating the payment of the monthly dividend for October and the suspension of the dividend reinvestment plan (DRP). As a result, the full October monthly dividend was paid in cash on October 20 to shareholders as of record on October 18.
•	The Board also adopted an amended and restated dividend reinvestment plan (A&R DRP), which will become effective upon the listing. The A&R DRP will be suspended at listing until the completion of the third phase. We expect the Fund to reinstate the A&R DRP 181 days following the listing.
•	Since the A&R DRP will be suspended, dividends will be paid in cash for the duration of the phased listing process.

8 The actual dividend yield at listing may be higher or lower based on the then current NAV. The payment of future distributions on FSCO’s common shares is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

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11.	What should registered shareholders do to prepare their accounts?
•	Registered shareholders who do not hold their shares with a custodian (shares are likely held by the Fund’s transfer agent) are encouraged to add banking instructions to their account in order to receive monthly dividends electronically rather than a physical check delivered to the address on file.
•	Any registered shareholders that would like to update the banking instructions on file can submit an account maintenance form to our transfer agent, SS&C Technologies, Inc.

Tax and other considerations

13.	Will the listing create a taxable event?
•	The listing itself will not create a taxable event. However, if shareholders decide to sell their shares, they could be subject to taxes.
•	Shareholders should consult with their financial and tax advisors before selling their shares in order to best understand their individual tax considerations.

14.	Will the listing change the management team or investment strategy?
•	No. The Fund will continue to be advised by FS Global Advisor, LLC, an affiliate of FS Investments, and managed by Andrew Beckman and the FS Investments Liquid Credit & Special Situations Team. There will be no change to the Fund’s investment strategy.

15.	Where can I find additional resources?
•	Visit www.fsproxy.com or www.fsinvestments.com

Contacts

ADVISORS AND SHAREHOLDERS

877-628-8575

MEDIA (FS INVESTMENTS)

Melanie Hemmert, media@fsinvestments.com, 215-309-6843

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Company. Words such as “intends,” “will,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geo-political risks, risks associated with possible disruption to the Company’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Company’s operating area, unexpected costs, the ability of the Company to complete the listing, the price at which the Company’s shares of common stock may trade on the New York Stock Exchange and such other factors that are disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). There can be no assurances that the investment fund will be established, and if it is, the amount or timing of any purchases of Company shares. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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